UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

Endocare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15063	33-0618093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Technology Drive

Irvine, California 92618

(Address of principal executive offices)

949-450-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 7, 2009, Endocare, Inc., a Delaware corporation (“Endocare”), HealthTronics, Inc., a Georgia corporation (“HealthTronics”), HT Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of HealthTronics (“HT Acquisition”) and Galil Medical Ltd., an Israeli corporation (“Galil”), entered into a settlement agreement whereby, among other matters, Galil agreed to dismiss the lawsuit Galil filed on June 9, 2009, in the Court of Chancery of the State of Delaware against Endocare and its wholly owned subsidiary, Orange Acquisitions Ltd., an Israeli corporation (“Orange Acquisitions”) (Civil Action No. 4655-CC), and fully released Endocare, HT Acquisition and HealthTronics from all claims related to the Agreement and Plan of Merger, dated as of November 10, 2008, by and among Endocare, Orange Acquisitions and Galil (the “Galil Merger Agreement”), the Agreement and Plan of Merger, dated as of June 7, 2009, by and among Endocare, HealthTronics and HT Acquisition (the “HealthTronics Merger Agreement”), any other agreements related thereto, and any other transactions contemplated by the Galil Merger Agreement in exchange for a payment of $1.75 million (the “Settlement Payment”), payable on or before July 9, 2009. Pursuant to the HealthTronics Merger Agreement, the amount of the Settlement Payment is being paid by HealthTronics to Endocare. As a result of the Settlement Payment, the purchase price payable in the pending offer by HealthTronics, through HT Acquisition, to acquire each issued and outstanding share of Endocare’s common stock (the “Offer”), will not be adjusted. Thus, the purchase price payable in the Offer and the subsequent merger of Endocare with and into HT Acquisition (the “Merger”) will be (i) $1.35 in cash, without interest, or (ii) 0.7764 shares of HealthTronics common stock, at the election of the holder, subject to proration and the terms and conditions of the HealthTronics Merger Agreement.

In the event the HealthTronics Merger Agreement is terminated under certain specified circumstances Endocare will be obligated to reimburse HealthTronics for the full Settlement Amount.

On July 7, 2009, Endocare and Galil issued a joint press release announcing the settlement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements. Although Endocare believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risk that the

Offer and the Merger will not close; the risk that HealthTronics’ business and/or Endocare’s business will be adversely impacted during the pendency of the Offer and the Merger; the risk that the operations of the two companies will not be integrated successfully; the risk that HealthTronics’ expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated; the risk that demand for and acceptance of HealthTronics’ or Endocare’s products or services may be reduced; the risk of changes in governmental regulations; the impact of economic conditions; the impact of competitive and technological changes and other risk factors relating to our industry, including those detailed from time to time in Endocare’s reports filed with the SEC. There can be no assurance that the proposed Merger will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless required by law, Endocare undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Statements made in connection with the Offer are not subject to the safe harbor protections provided to forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 7, 2009 (incorporated by reference to Exhibit (a)(6) of Amendment No. 1 to Endocare’s Solicitation/Recommendation Statement on Schedule 14D-9, filed by Endocare with the SEC on July 8, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.

Date: July 8, 2009	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated July 7, 2009 (incorporated by reference to Exhibit (a)(6) of Amendment No. 1 to Endocare’s Solicitation/Recommendation Statement on Schedule 14D-9, filed by Endocare with the SEC on July 8, 2009).